Exhibit 107
Calculation of Filing Fee Tables
424(b)(5)
(Form Type)
WELLTOWER INC.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $1.00 par value per share	457(o) and 457(r) (1)	$5,000,000,000	N/A	$5,000,000,000	0.00015310	$765,500
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$5,000,000,000		$765,500
	Total Fees Previously Paid
	Total Fees Offsets							$102,850.98
	Net Fee Due							$662,649.02

(1)
Calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price. This registration fee table shall be deemed to update the “Calculation of Registration Fee Tables” in Welltower Inc.’s (the “Registrant”) registration statement on Form
S-3ASR
(File
No. 333-264093)
filed on April 1, 2022 and amended on May 3, 2023 (as so amended, the “Registration Statement”) in accordance with Rules 456(b) and 457(r) under the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Welltower Inc.	424(b)(5)	333- 264093	April 30, 2024		$102,850.98	Equity	Common Stock, $1.00 par value per share		$696,822,384
Fee Offset Sources	Welltower Inc.	424(b)(5)	333- 264093		April 30, 2024						$378,438.41

(1)
$3,500,000,000 in aggregate offering amount of the Registrant’s common stock, par value $1.00 per share, was previously registered under the prospectus supplement filed by the Registrant on April 30, 2024 and the Registration Statement, of which $696,822,384 in aggregate offering amount has not been sold. Pursuant to Rule 457(p) under the Securities Act, the registration fee due hereunder is offset by the amount of filing fees of $102,850.98 attributable to such unsold shares. The Registrant has terminated the offering that included the unsold securities associated with the claimed offset under the prior prospectus supplement.